                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF GLAST, PHILLIPS & MURRAY]


                                October 25, 1999


WorldQuest Networks, Inc.
16990 Dallas Parkway
Suite 220
Dallas, TX 75248

     Re: Form SB-2 Registration Statement, Registration No. 333-82721 (the "Registration Statement") of WorldQuest Networks, Inc.

Gentlemen:

     We are acting as counsel for WorldQuest Networks, Inc., a Delaware corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of the Registration Statement for the Company filed with the Securities and Exchange Commission ("SEC"), covering an aggregate of up to 2,760,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company (including up to 360,000 shares subject to the underwriters' over-allotment option).

     In that connection, we have examined the Registration Statement in the form filed with the SEC as of the date hereof. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Delaware General Corporation Law.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

WorldQuest Networks, Inc.
October 25, 1999
Page 2

     This opinion is limited in all respects to the laws of the United States of America and the Delaware General Corporation Law.

     We advise you that members of this firm own options to acquire 10,000 shares of Common Stock of the Company.

     This opinion may be filed as an exhibit to the Registration Statement, and we further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                    Sincerely,

                                    /s/ Glast, Phillips & Murray, P.C.

                                    GLAST, PHILLIPS & MURRAY,
                                    a Professional Corporation